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                                                                 Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated July 10, 1998, (except for Notes 1,
5, 6 and 10, as to which the date is July 25, 1998) accompanying the financial statements of Directrix, Inc. contained in the Form SB-2 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Form SB-2 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

                             /s/ Grant Thornton LLP

New York, New York
December 1, 1998